NON-EXCLUSIVE RIGHT OF PURCHASE

This Agreement executed this 23rd day of December, 2010 (the “Effective Date”),

BY AND BETWEEN

ECOFLUID SYSTEMS, INC., a British Columbia corporation located at 209-5589 Byrne Road, Burnaby, BC V5J 3J1, Canada

(“Ecofluid”)

AND

ALPHA WASTEWATER, INC., a Nevada corporation, located at 9160 Diamond Road, Richmond, British Columbia, Canada V7E 1P3

(“Alpha”)

WHEREAS Ecofluid is the owner of certain rights, title and interest in and to a certain patent and trademarks, (the “Ecofluid Patent and Trademarks”) as described in Schedule A attached to this Agreement; and

WHEREAS Ecofluid is desirous of selling the said rights for the sum as stated in the terms below; and

WHEREAS Ecofluid and is prepared to grant a Non-Exclusive Right of Purchase to Alpha Wastewater, Inc. subject to the following terms and conditions.

Terms & Conditions:

(1)

the term of this Agreement shall expire MARCH 31, 2011;

(2)

The total business of Ecofluid, including the Ecofluid patent and Trademarks as described in Schedule A shall form and be part of the rights, title and interest;

(3)

The total sum for the purchase of paragraph (2) above stated shall be two million US Dollars (US $2,000,000);

(4)

Karel Galland, P.Eng., agrees to remain with Alpha after the buyout for a minimum of three (3) years, in the capacity as technical and operations advisor; and

(5)

A formal legal agreement shall be prepared at the time the Non-Exclusive Right of Purchase is presented for closing within the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

ECOFLUID SYSTEMS, INC.

/s/Karel V. Galland

Shengfeng Wang

BY: Karel V. Galland

Witness

ITS: President

        Shengfeng Wang

(printed name)

ASIAMERA CAPITAL, INC./ALPHA WASTEWATER, INC.

/s/Brian Hauff

_____________________

Shengfeng Wang

BY: Brian Hauff

Witness

ITS: President

        Shengfeng Wang

(printed name)